UNITED STATES
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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  ART TECHNOLOGY GROUP, INC.

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Filed by Art Technology Group, Inc.
Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: Art Technology Group, Inc.
Commission File No.: 000-26679
A few minutes ago we announced that Oracle plans to acquire ATG for approximately $1 billion, as well as strong Q3 financial results. We will have a company-wide “town hall” meeting to discuss this at 11:30 a.m. EDT, but I would like to share a few thoughts with all of you in advance.
Joining forces with Oracle gives us access to deep ERP, CRM and technology platform assets as well as greater global resources in engineering, sales, marketing, services, and partner channels. While ATG has been very successful operating as an independent company, I believe the opportunity to combine our capabilities with Oracle is the best path to realize our vision and to offer the kind of integrated, industry-leading solutions our global customers need.
Speaking of that success, we were thrilled with our Q3 financial performance that was also just announced today. In Q3 we had very strong bookings (a 37% increase over Q3 of 2009) along with solid revenue and profit performance. Our balance sheet is very strong—we have no debt and ended Q3 with over $180M of cash, cash equivalents & marketable securities, a record level for ATG.
As we have often communicated, there are several significant drivers in the commerce industry. An increasingly significant driver is the need for integrating commerce activities across channels—web, store, call center, social, mobile & more. Increasingly we are seeing organizations across many industries looking for a unified cross-channel commerce and customer relationship management platform to drive a cohesive experience across all commerce channels. Another big driver we see in our business in the need for scale and coverage to operate on a global basis—across multiple countries, verticals and with a full range of B2C & B2B capabilities. The best possible company that we could unite with to execute on this shared vision is Oracle. Oracle and ATG combined will have the strongest product offerings, innovation track record, and domain expertise.
Until the merger is actually closed, ATG will continue to operate as an independent company. While I realize this announcement will generate a lot of interest and discussion, we need to continue to focus on winning in the market and satisfying our customers.
I look forward to our discussion later this morning. Thomas Kurian, EVP of Product Development at Oracle, Bob Weiler, EVP of Oracle’s Global Business Units (and formerly CEO of Phase Forward another Boston area company that Oracle recently acquired), Anthony Lye, SVP, Oracle CRM, Vishal Bhagwati, VP, Oracle Corporate Development, and Stefanie Wittner, HR Manager, Oracle, will be joining us for the meeting.
Bob

Cautionary Statement Regarding Forward-Looking Statements
This document contains certain forward-looking statements about Oracle and ATG, including statements that involve risks and uncertainties concerning Oracle’s proposed acquisition of ATG, anticipated product information and strategy, benefits of the acquisition to customers and others in the industry and general business outlook. When used in this document, the words “anticipates”, “estimates”, “may” “can”, “will”, “believes”, “intends”, “projects”, “likely”, “expects”, “is expected”, similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or ATG, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the anticipated synergies and benefits of the combined companies may not be achieved after closing, the combined operations may not be successfully integrated in a timely manner, if at all, general economic conditions in regions in which either company does business, and the possibility that Oracle or ATG may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or ATG. In addition, please refer to the documents that Oracle and ATG, respectively, file with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s and ATG]’s respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document. Neither Oracle nor ATG is under any duty to update any of the information in this document.
Additional Information about the Merger and Where to Find It
In connection with the proposed merger, ATG will file a proxy statement with the SEC. Additionally, ATG and Oracle will file other relevant materials in connection with the proposed acquisition of ATG by Oracle pursuant to the terms of an Agreement and Plan of Merger by and among Oracle, ATG Acquisition Sub Corporation, a wholly-owned subsidiary of Oracle, and ATG. The materials to be filed by ATG with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov.
Investors and security holders of ATG are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.
ATG and its directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of ATG stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names and affiliations of ATG’s executive officers and directors in the solicitation by reading the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of ATG’s executive officers, directors and other participants in the solicitation, which may, in some cases, be different than those of ATG’s stockholders generally, is set forth in the proxy statement relating to the merger when it becomes available.